EXHIBIT 99.1


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     W. R. Berkley Corporation                        NEWS
     475 Steamboat Road                               RELEASE
     Greenwich, Connecticut 06830
     (203) 629-3000
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   FOR IMMEDIATE RELEASE                              CONTACT: Karen A. Horvath
                                                      Vice President - External
                                                      Financial Communications
                                                      (203)629-3000






             W. R. BERKLEY CORPORATION REPORTS FIRST QUARTER RESULTS
                        NET INCOME UP 34% TO $162 MILLION


     Greenwich, CT, April 24, 2006 -- W. R. Berkley Corporation (NYSE: BER) today reported net income for the first quarter of 2006 of $162 million, or $.80 per share, a 34% increase from $121 million, or $.61 cents per share, for the first quarter of 2005. Net operating income for the first quarter of 2006 increased 32% to $160 million, or $.79 per share, compared with $121 million, or $.61 per share, for the corresponding quarter of 2005. Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses. All per share amounts in this release reflect the 3-for-2 common stock split effected on April 4, 2006.


                             Summary Financial Data
                  (Amounts in thousands, except per share data)

                                                    First Quarter
                                                    -------------
                                              2006                  2005
                                              ----                  ----

Gross premiums written                     $ 1,410,835          $ 1,343,090
Net premiums written                         1,278,531            1,188,168

Net income                                     161,702              120,871
Net income per diluted share                      0.80                 0.61

Net operating income                           159,949              120,964
Net operating income per diluted share            0.79                 0.61


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W.R. Berkley Corporation                                               Page 2


First quarter highlights included:

o Return on equity was 25.2% on an annualized basis.

o GAAP combined ratio improved to 88.2% from 89.2% in the prior year period.

o Net investment income grew 47% to $131 million.

o Net premiums written increased 8% to $1.3 billion.

o Paid loss ratio was 38%.


     Commenting on the Company's activities, William R. Berkley, chairman and chief executive officer, said: "We are pleased that we achieved a 25% annualized after-tax return for our shareholders this quarter. The first quarter of 2006 represents our 21st consecutive quarter with a year-over-year increase in net premiums written, demonstrating our focus on improving revenue when adequate insurance pricing is available. Selective growth, both internally and through new strategic directions, continues to be a cornerstone of our competitive strategy.

     "Our outstanding underwriting results have continued, and we expect reported underwriting results in 2006 will at least match 2005. Increasing short-term interest rates and our strong cash flow resulted in a dramatic increase in investment income.


     "Once again, our paid loss ratio is under 40%, and we are confident in the overall strength of our balance sheet. We expect to exceed a 20% return in 2006, and we continue to feel positive about 2007," Mr. Berkley concluded.


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W.R. Berkley Corporation                                                 Page 3


Webcast Conference Call

       The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Tuesday, April 25, 2006 at 10:00 a.m. EDT. The conference call will be webcast live on the Company's website at www.wrberkley.com. A recording of the call will be available on the Company's website approximately two hours after the end of the conference call.

About W. R. Berkley Corporation

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.

Forward Looking Information

     This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2006 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, the increased level of our retention, natural and man-made catastrophic losses, including hurricanes and as a result of terrorist activities, the impact of competition, the availability of reinsurance, exposure as to coverage for terrorist acts, our retention under The Terrorism Risk Insurance Act of 2002, as amended ("TRIA"), the ability of our reinsurers to pay reinsurance recoverables owed to us, investment risks, including those of our portfolio of fixed income securities and investments in equity securities, including merger arbitrage investments, exchange rate and political risks relating to our international operations, legislative and regulatory developments, including those related to alleged anti-competitive or other improper business practices in the insurance industry, changes in the ratings assigned to us by ratings agencies, the availability of dividends from our insurance company subsidiaries, our ability to successfully acquire and integrate companies and invest in new insurance ventures, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2006 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any projections of growth in the Company's net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                      # # #

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W.R. Berkley Corporation                                           Page 4


                         Consolidated Financial Summary
                  (Amounts in thousands, except per share data)


                                                         First Quarter
                                                         -------------
                                                  2006                 2005
                                                  ----                 ----
Revenues:
  Net premiums written                        $ 1,278,531      $  1,188,168
  Change in unearned premiums                    (132,154)         (148,193)
                                                ---------         ---------
    Premiums earned                             1,146,377         1,039,975
  Net investment income                           131,497            89,558
  Service fees                                     26,594            30,299
  Realized investment gains (losses)                2,675              (361)
  Other income                                        391               517
                                                ---------         ---------
    Total revenues                              1,307,534         1,159,988
                                                ---------         ---------

Expenses:
  Losses and loss expenses                        701,198           641,146
  Other operating expenses                        355,654           326,805
  Interest expense                                 23,469            18,125
                                                ---------         ---------
Total expenses                                  1,080,321           986,076
                                                ---------         ---------

    Income before income taxes
     and minority interest                        227,213           173,912

Income tax expense                                (64,923)          (52,729)
Minority interest                                    (588)             (312)
                                                ---------         ---------

Net Income                                      $ 161,702         $ 120,871
                                                ---------         ---------
                                                ---------         ---------
Net income per share (1):
    Basic                                         $ 0.84             $ 0.64
                                                ---------         ---------
                                                ---------         ---------
    Diluted                                       $ 0.80             $ 0.61
                                                ---------         ---------
                                                ---------         ---------

Average shares outstanding (1):
    Basic                                         191,741           189,837
    Diluted                                       202,331           199,686


(1) Per share amounts reflect the 3-for-2 common stock split effected on April 4, 2006.


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W.R. Berkley Corporation                                           Page 5


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                          Operating Results by Segment
                    (Amounts in thousands, except ratios (1))

                                                  First Quarter
                                                  -------------
                                             2006                 2005
                                             ----                 ----
Specialty (2):
  Gross premiums written                  $ 474,301            $ 443,473
  Net premiums written                      447,563              415,939
  Premiums earned                           418,245              371,921
  Pre-tax income                            106,486               80,025
  Loss ratio                                    59.9%                61.3%
  Expense ratio                                 25.3%                25.1%
  GAAP combined ratio                           85.2%                86.4%

Regional (3):
  Gross premiums written                  $ 364,666            $ 367,373
  Net premiums written                      311,381              313,825
  Premiums earned                           289,962              280,299
  Pre-tax income                             54,630               59,063
  Loss ratio                                    56.6%                53.1%
  Expense ratio                                 31.0%                30.5%
  GAAP combined ratio                           87.6%                83.6%

Alternative Markets (2):
  Gross premiums written                  $ 273,448            $ 283,262
  Net premiums written                      238,422              232,581
  Premiums earned                           162,741              155,267
  Pre-tax income                             67,122               42,064
  Loss ratio                                    55.4%                68.1%
  Expense ratio                                 21.2%                20.8%
  GAAP combined ratio                           76.6%                88.9%

Reinsurance (2):
  Gross premiums written                  $ 247,033            $ 202,482
  Net premiums written                      235,809              187,544
  Premiums earned                           225,242              187,853
  Pre-tax income                             30,059               20,275
  Loss ratio                                    72.6%                68.9%
  Expense ratio                                 27.4%                31.8%
  GAAP combined ratio                          100.0%               100.7%

International (2):
  Gross premiums written                   $ 51,387             $ 46,500
  Net premiums written                       45,356               38,279
  Premiums earned                            50,187               44,635
  Pre-tax income                              5,912                4,484
  Loss ratio                                    65.7%                65.2%
  Expense ratio                                 33.5%                31.1%
  GAAP combined ratio                           99.2%                96.3%


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W.R. Berkley Corporation                                     Page 6

                    Operating Results by Segment (continued)
                    (Amounts in thousands, except ratios (1))

                                                  First Quarter
                                                  -------------
                                            2006                 2005
                                            ----                 ----
Corporate and Eliminations:
   Realized investment gains (losses)        2,675                 (361)
   Interest and other, net                 (39,671)             (31,638)
   Pre-tax loss                            (36,996)             (31,999)

Total:
   Gross premiums written                1,410,835            1,343,090
   Net premiums written                  1,278,531            1,188,168
   Premiums earned                       1,146,377            1,039,975
   Pre-tax income                          227,213              173,912
   Loss ratio                                  61.2%                61.7%
   Expense ratio                               27.0%                27.5%
   GAAP combined ratio                         88.2%                89.2%



(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. For the international segment, the loss and expense ratios do not include life insurance business. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2) Prior period operating results by segment have been reclassified to reflect a change in the segment designation for the following companies: Berkley Underwriting Partners, LLC from reinsurance to specialty; W. R. Berkley Insurance (Europe), Limited from specialty to international; and Berkley Medical Excess Underwriters, LLC from specialty to alternative markets.

(3) For the first quarter of 2006 and 2005, weather-related losses for the regional segment were $4.6 million and $2.3 million, respectively.


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W.R. Berkley Corporation                                      Page 7


                       Selected Balance Sheet Information
                  (Amounts in thousands, except per share data)

                                             March 31,           December 31,
                                                2006                 2005
                                                ----                 ----

Total investments (1)                        $10,669,645          $10,378,250
Total assets                                  14,524,134           13,896,287
Reserves for losses and loss expenses          7,003,243            6,711,760
Senior notes and other debt                      868,170              967,818
Junior subordinated debentures                   450,975              450,634
Stockholders' equity (2)                       2,708,363            2,567,077
Shares outstanding, net of treasury stock        192,298              191,265
Stockholders' equity per share                     14.08                13.42



(1) Total investments include cash and cash equivalents, trading account receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2) Stockholders' equity includes after-tax unrealized losses from investments and currency translation adjustments of $3 million as of March 31, 2006 and after-tax unrealized gains from investments and currency translation adjustments of $25 million as of December 31, 2005.


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W.R. Berkley Corporation                                           Page 8


                     Supplemental Information
                      (Amounts in thousands)

                                                         First Quarter
                                                         -------------
Reconciliation of net operating
  income to net income:                           2006            2005
  ---------------------                           ----            ----

  Net operating income (1)                  $   159,949        $   120,964
  Realized investment gains (losses),
    net of taxes                                  1,753                (93)
                                            -----------        ------------
      Net income                            $   161,702        $   120,871
                                            -----------        ------------
                                            -----------        ------------


Return on equity (2):

  Net income                                       25.2%              22.9%
  Net operating income                             24.9%              22.9%

Reconciliation of cash flow:

  Cash flow before trading account
    transfers (3)                              $438,956           $448,607
  Trading account transfers                    (200,000)           (25,000)
                                            -----------        ------------

    Cash flow from operations                  $238,956           $423,607
                                            -----------        ------------
                                            -----------        ------------


(1) Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses. Management believes that excluding realized investment gains and losses, which result primarily from changes in general economic conditions, provides a useful indicator of trends in the Company's underlying operations.

(2) Return on equity represents net income and net operating income expressed on an annualized basis as a percentage of beginning of year stockholders' equity.

(3) Cash flow before trading account transfers is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Management believes that cash transfers to and withdrawals from the arbitrage trading account are the result of changes in investment allocations and that excluding such transfers provides a useful measure of the Company's cash flow.